Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Updating Fiscal Third Quarter Guidance for Impact of COVID-19

Withdraws Fiscal 2020 Guidance

MOUNTAIN VIEW, Calif. –May 7, 2020 - Intuit Inc. (Nasdaq: INTU) today announced that revenue, operating income and earnings for its third fiscal quarter are expected to be lower than guidance due to the negative impact of COVID-19 on its small business customers and the extension of the IRS tax filing deadline to July 15. Intuit is also withdrawing its previously provided fiscal 2020 guidance, reflecting uncertainty in current small business trends.

“During the first half of the fiscal year we grew total company revenue 14 percent, and we saw this momentum continue into the beginning of the third quarter. However, the COVID-19 pandemic, which led to the extension of the IRS tax filing deadline and local shelter-in-place directives, negatively impacted performance beginning in mid-March,” said Sasan Goodarzi, Intuit’s chief executive officer. “Small businesses are facing a loss of income and a lack of savings to help them weather the storm.”

Intuit expects Small Business and Self-Employed Group revenue growth of approximately 10 percent in the third fiscal quarter, driven by online ecosystem revenue growth of approximately 27 percent year-over-year. Reflecting the extension of the IRS deadline to July 15, the company is experiencing a significant revenue shift to the fourth fiscal quarter. The company expects more of its customers with complex returns to file later in the extended season, and therefore, it expects Consumer Group third quarter revenue to decline approximately 15 percent year-over-year, resulting in total company revenue declining approximately 8 percent year-over-year in the third fiscal quarter.

Consumer Group Update
Intuit expects to report revenue for the Consumer Group of $1,820 to $1,825 million for the third fiscal quarter. Based on the latest IRS data, the DIY category is performing notably better than assisted and TurboTax Online share is within the company’s expectations. The extension of the tax filing deadline to July 15 shifted a significant portion of filings and related revenue out of the fiscal third quarter and into the fiscal fourth quarter.

“We are confident in our strategy and proud of our progress thus far. As we head into the home stretch, we are well-positioned for a strong finish to the season,” said Goodarzi.

Small Business and Self-Employed Group Update
Intuit expects to report revenue for the Small Business and Self-Employed Group of $975 to $980 million for the third fiscal quarter. Intuit began to see an impact from COVID-19 on its business in mid-March, as many small businesses began closing or significantly scaling-back their businesses, leading to loss of income and rising unemployment.

Paycheck Protection Program
Intuit is helping small businesses obtain loans from the Paycheck Protection Program or PPP through QuickBooks Capital. The company developed a solution to simplify, automate and seamlessly complete the PPP loan application process. Intuit is working in partnership with a Small Business Administration (SBA)-approved bank to fund the majority of the loans it has extended. Intuit was also approved as a non-bank SBA-approved direct lender for PPP, but it plans to fund only a small portion of loans directly. Revenue from this program through QuickBooks Capital as of April 30 was negligible.

Financial Position

•	Intuit had a total cash and investments balance of approximately $4 billion as of April 30.

•	Intuit drew down the full amount of its $1 billion revolving credit facility on May 7 to maintain financial flexibility during this period.

Updated Guidance
For the third quarter the company expects to report:

•
Revenue of $2,990 million to $3,000 million, down from the prior range of $3,600 million to $3,625 million. Nearly all of the revenue change comes from the Consumer Group, related to the extended IRS deadline and the shift of tax filings from the third fiscal quarter to the fourth fiscal quarter.

•	GAAP operating income of $1,400 million to $1,410 million, down from the prior range of $1,910 million to $1,930 million.

•	Non-GAAP operating income of $1,530 million to $1,540 million, down from the prior range of $2,020 million to $2,040 million.

•	GAAP EPS of $4.08 to $4.11, down from the prior range of $5.53 to $5.58.

•	Non-GAAP EPS of $4.46 to $4.49, down from the prior range of $5.90 to $5.95.

The company is also withdrawing its previously provided fiscal 2020 guidance. Intuit’s management team will share additional information on its third fiscal quarter earnings call on May 21.
About Intuit
Intuit’s mission is to Power Prosperity Around the World. We are a global financial platform company with products including TurboTax, QuickBooks, Mint and Turbo, designed to empower consumers, self-employed and small businesses to improve their financial lives. Our platform and products help customers get more money with the least amount of work, while giving them complete confidence in their actions and decisions. Our innovative ecosystem of financial management solutions serves approximately 50 million customers worldwide. Please visit us for the latest news and in-depth information about Intuit and its brands and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table 1. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit’s website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit and its reporting segments; the impact of the COVID-19 pandemic on Intuit’s business; the timing of when individuals will file their tax returns; Intuit’s prospects for the business in fiscal 2020 and beyond; expectations regarding timing and growth of revenue for each of Intuit’s reportable segments and from current or future products and services, including Intuit’s participation in the PPP; expectations regarding customer growth; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of our offerings; expectations regarding Intuit’s corporate tax rate; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Updated Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit and other risks associated with providing capital to other businesses; amortization of acquired intangible assets and impairment charges; our ability to repay outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2019 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Third quarter fiscal 2020 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE 1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending April 30, 2020
Revenue	$2,990	$3,000	$—		$2,990	$3,000
Operating income	$1,400	$1,410	$130	[a]	$1,530	$1,540
Diluted earnings per share	$4.08	$4.11	$0.38	[b]	$4.46	$4.49
See “About Non-GAAP Financial Measures” immediately following this Table 1 for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]
Reflects estimated adjustments for share-based compensation expense of approximately $106 million; professional fees for business combinations of approximately $17 million; amortization of acquired technology of approximately $5 million; and amortization of other acquired intangible assets of approximately $2 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 7, 2020 contains non-GAAP financial measures. Table 1 reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Gains and losses on disposals of businesses and long-lived assets

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•	Gains and losses on debt and equity securities and other investments

•	Income tax effects and adjustments

•	Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 23% for fiscal 2019 and fiscal 2020. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table 1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.

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